EXHIBIT 23(G)(III) UNDER FORM N-1A
                                           EXHIBIT 10(G) UNDER ITEM 601/REG. S-K
                                   SCHEDULE B
                                     TO THE
                              CUSTODIAN AGREEMENT
                                    BETWEEN
                              THE HUNTINGTON FUNDS
                                      AND
                            HUNTINGTON NATIONAL BANK

                                 LIST OF FUNDS


Huntington Dividend Capture Fund
Huntington Fixed Income Securities Fund
Huntington Florida Tax-Free Money Fund
Huntington Growth Fund
Huntington Income Equity Fund
Huntington Intermediate Government Income Fund
Huntington Michigan Tax-Free Fund
Huntington Mid Corp America Fund
Huntington Money Market Fund
Huntington Mortgage Securities Fund
Huntington New Economy Fund
Huntington Ohio Municipal Money Market Fund
Huntington Ohio Tax-Free Fund
Huntington Rotating Markets Fund
Huntington Short/Intermediate Fixed Income Securities Fund
Huntington Situs Small Cap Fund
Huntington U.S. Treasury Money Market Fund
Huntington Macro 100 Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund
Huntington VA Rotating Markets Fund
Huntington VA Dividend Capture Fund
Huntington VA Mid Corp America Fund
Huntington VA New Economy Fund
Huntington VA Macro 100 Fund
Huntington VA Mortgage Securities Fund
Huntington VA Situs Small Cap Fund